Exhibit 10.2
Amendment to Amended and Restated Shareholders Agreement
Amendment, dated as of July 29, 2020 (this “Amendment”) among Apollo Global Management, Inc., a Delaware corporation (the “Company”), AP Professional Holdings, L.P., a Cayman Islands exempted limited partnership (“Holdings” and, collectively with all other Persons (as defined herein) who become or who became parties to this Agreement as “Shareholders” in accordance with the terms of this Agreement, the “Shareholders”), BRH Holdings, L.P., a Cayman Islands exempted limited partnership (“BRH”), Black Family Partners, L.P., a Delaware limited partnership, Leon D. Black (“LB”), MJR Foundation LLC, a New York limited liability company, Marc J. Rowan (“MR”), MJH Partners, L.P., a Delaware limited partnership, Joshua J. Harris (“JH”, and together with LB and MR, the “Principals”, and each individually, a “Principal”).
WHEREAS, the Parties heretofore executed and delivered an Amended and Restated Shareholders Agreement, dated as of September 5, 2019 (the “Agreement”); and
WHEREAS, the parties now desire to enter into this Amendment to amend the Agreement as more fully set forth below;
Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Agreement.
NOW, THEREFORE, the Parties hereby agree as follows:

1.	Amendment to Section 1.1 of the Agreement

a)	The definition of “Exchange” is hereby amended and restated in its entirety as follows:
“Exchange” means (i) the exchange by Holdings of an Operating Group Unit for a Class A Share pursuant to the Exchange Agreement (subject to adjustment in accordance with Section 2.4 of the Exchange Agreement), and the subsequent sale of such Class A Share(s), at prevailing market prices for a Class A Share(s) (unless the Person requesting such Exchange is willing to accept a lower price, e.g., to effect a block trade), (ii) a redemption of Operating Group Units initiated by the Company or any of its Subsidiaries, solely upon the Company’s election, in which any limited partner of Holdings elects to participate, (iii) a sale by Holdings of Operating Group Units, (iv) in the event of a Non-Pro Rata Exchange or, except in connection with a transaction described in clause (v) below, a Pro Rata Exchange, an In-Kind Exchange Distribution (including the corresponding exchange of an Operating Group Unit for Class A Shares in accordance with the Exchange Agreement) or (v) at the option of Holdings GP, in the event of a Pro Rata Exchange in connection with a transaction that constitutes an Extraordinary Transaction (as defined in the Agreement Among Principals) pursuant to clause (i) of the definition thereof or a recapitalization, restructuring, roll-up or other similar transformative transaction as a result of which the entities (other than the Company) holding Operating Group Units, directly or indirectly, are dissolved or merged with or into the Company, or an Underwritten Offering of Class A Shares, an In-Kind Exchange Distribution (including the corresponding exchange of an Operating Group Unit for Class A Shares in accordance with the Exchange Agreement).

b)	The following definition is hereby added in the proper alphabetical order:
“Exchange Date” has the meaning ascribed to such term in the Exchange Agreement.

c)	The definition of “In-Kind Exchange Distribution” is hereby amended and restated in its entirety as follows:
“In-Kind Exchange Distribution” means a Pro Rata Exchange or a Non-Pro Rata Exchange accomplished by the distribution of Operating Group Units to all the limited partners of Holdings in the case of a Pro Rata Exchange or, in the case of a Non-Pro Rata Exchange, to those limited partners of Holdings on whose behalf such Non-Pro Rata Exchange is directed.

d)	The definition of “Quarterly Exchange Date” is hereby deleted in its entirety.

2.	All references in the Agreement to “Quarterly Exchange Date” shall refer to “Exchange Date”.

3.
Effective Time. This Amendment shall be effective, and the provisions hereof shall become operative, at 12:01 a.m. on July 29, 2020 (the “Effective Time”) and no party shall be required to commence performance hereunder until the Effective Time.

4.
Miscellaneous. Sections 8.1 through 8.9 of the Agreement shall apply to this Amendment, mutatis mutandis. No amendment of the Agreement shall be required to the extent any entity becomes a successor of any of the parties thereto.

[Signatures on following pages]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.
APOLLO GLOBAL MANAGEMENT, INC.

By:     /s/ John J. Suydam a
    John J. Suydam
    Chief Legal Officer
AP PROFESSIONAL HOLDINGS, L.P.

By:	BRH Holdings GP, Ltd., its General Partner

By:	/s/ John J. Suydam a John J. Suydam Vice President
BRH HOLDINGS, L.P.

By:	BRH Holdings GP, Ltd., its General Partner
By: /s/ John J. Suydam a
John J. Suydam
Vice President
/s/ Leon D. Black a
Leon D. Black
/s/ Marc J. Rowan a
Marc J. Rowan
/s/ Joshua J. Harris a
Joshua J. Harris

BLACK FAMILY PARTNERS, L.P.

By:	Black Family GP, LLC, its General Partner
By: /s/ Leon D. Black a
Leon D. Black
Manager
MJR FOUNDATION LLC

By: /s/ Marc J. Rowan	Marc J. Rowan Manager
MJH PARTNERS, L.P.

By:	MJH Family LLC, its General Partner

By: /s/ Joshua J. Harris	Joshua J. Harris Sole Member